Exhibit 3.2

Dated: February 1, 2024

BYLAWS

OF

INVIZYNE TECHNOLOGIES INC.

ARTICLE I

OFFICES

Section 1. Offices. The Corporation may have offices in such places, both within and without the State of Nevada, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Place of Annual Meetings. Annual meetings of the stockholders shall be held at such place as shall be designated by the Board of Directors. In lieu of holding a meeting of stockholders at a designated place, the Board of Directors, may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication. For the purpose of this Section 1, “remote communication” shall mean electronic communications, videoconferencing, teleconferencing or other available technology where the Corporation has implemented reasonable measures to: (a) verify the identity of each person participating through such means as a stockholder; and (b) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meetings in a substantially concurrent manner with such proceedings.

Section 2. Date of Annual Meetings; Election of Directors; Action at Meetings of Stockholders.

(a) Annual meetings of the stockholders shall be held at such time and date as the Board of Directors shall determine. At each annual meeting of the stockholders, the stockholders of the Corporation shall elect a Board of Directors and transact such other business as has been properly brought before the meeting in accordance with this Section 2. To be properly brought before an annual meeting, nominations and other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder of record at the time of giving notice provided for in these Bylaws, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder of record, the stockholder of record must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper subject for stockholder action. To be timely, a stockholder of record’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the previous year’s annual meeting, notice by the stockholder of record to be timely must be so received not earlier than the close of business on the one hundred twentieth (120th) day prior to the annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to the annual meeting and (y) the tenth (10th) day following the date on which public announcement of the date of such meeting is first made. For purposes of this Article II, the term “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the United States Securities and Exchange Commission (the “Commission”), or in a notice pursuant to the applicable rules of an exchange on which the securities of the Corporation are listed . In no event will the public announcement of an adjournment or postponement of a stockholders meeting commence a new time period (or extend any time period) for the giving of a stockholder of record’s notice as described above.

(c) A stockholder of record’s notice to the Secretary to be proper must set forth as to each matter such stockholder proposes to bring before the annual meeting (other than director nominations by such stockholder, which are governed by Section 2(e) of this Article II): (1) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and any beneficial owner (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 (the “1934 Act”)), if different from such stockholder, on whose behalf the business is being proposed by such stockholder, a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons (as defined below) or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, and any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; (2) as to each Proposing Person: (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (B) the class and number of shares of the Corporation which are directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Stockholder Information”), (C) a representation that such stockholder intends to appear in person or by proxy at the meeting to propose such business, (D) a description of any agreement, arrangement or understanding with respect to the business between or among any Proposing Person, on the one hand, and any other person, on the other hand, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of the 1934 Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to such stockholder or any such beneficial owner), (E) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (F) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (G) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (H) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (I) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (I) are referred to as “Disclosable Interests”); provided, however, that the disclosures required by this paragraph shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 2(c), the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2(c) shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

Notwithstanding anything in these Bylaws to the contrary, no business will be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2. The chairman of the annual meeting may determine and declare, if the facts warrant, at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2, and, if he or she should so determine, he or she will so declare at the meeting that any such business not properly brought before the meeting will not be transacted. For purposes of this Section 2, to be considered a qualified representative of a stockholder of record, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the proposing of the business at the meeting by such stockholder stating that the person is authorized to act for such stockholder as proxy at the meeting of stockholders.

Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the Corporation’s proxy statement and form of proxy for an annual meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act, and the foregoing notice requirements of this Section 2 will not apply to stockholders who have notified the Corporation of their intention to present a stockholder proposal only pursuant to and in compliance with such regulations.

(d) Only persons who are nominated in accordance with the procedures set forth in this Section 2(d) or Section 2(e), as applicable, will be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders, or at a special meeting of stockholders at which directors are to be elected pursuant to the notice for such meeting, by or at the direction of the Board of Directors or by any stockholder of record of the Corporation at the time of giving notice provided for in these Bylaws, who is entitled to vote in the election of directors at the meeting and who complies with the notice procedures set forth in this Section 2.

(e) Nominations, other than those made by or at the direction of the Board of Directors, to be proper must be made by a stockholder of record pursuant to timely notice in writing to the Secretary of the Corporation in accordance with the time periods described in Section 2(b) in the case of an annual meeting and Section 4(c) in the case of a special meeting. Such stockholder of record’s notice to be proper must set forth (1) as to each person, if any, whom such stockholder proposes to nominate for election or re-election as a director: (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2(e) if such candidate for nomination were a Nominating Person (as defined below), (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant, and (D) a completed and signed questionnaire, representation and agreement as provided in Section 4(a); (2) as to each Nominating Person: (A) the Stockholder Information (as defined in Section 2(c), except that for purposes of this Section 2(e) the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2(c)), (B) a representation that such stockholder intends to appear in person or by proxy at the meeting to present the nomination, and (C) any Disclosable Interests (as defined in Section 2(c), except that for purposes of this Section 2(e) the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2(c) and the disclosure with respect to the business to be brought before the meeting in Section 2(c) shall be made with respect to the election of directors at the meeting). No person will be eligible for election as a director of the Corporation unless nominated by or at the direction of the Board of Directors or by a stockholder in accordance with the procedures set forth in this Section 2(e).

For purposes of this Section 2(e), the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any other participant in such solicitation.

A stockholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2(e) shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(f) The chairman of the annual meeting may determine and declare, if the facts warrant, at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and in such event the defective nomination will be disregarded.

Section 3. Additional Requirements For Valid Nomination of Candidates to Serve as Director and, If Elected, to be Seated as Directors.

(a) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2 and the candidate for nomination, whether nominated by the Board of Directors or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in a form provided by the Corporation) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein or to the Corporation and (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

(b) The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines.

(c) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 3, if necessary, so that the information provided or required to be provided pursuant to this Section 3 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(d) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2 and this Section 3, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2 and this Section 3, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots case for the nominee in question) shall be void and of no force or effect.

(e) Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2 or Section 3 and this Section 3.

Section 4. Special Meetings.

(a) Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, by the Articles of Incorporation or by these Bylaws, may be called by the Chairman of the Board, the Board of Directors acting by a majority of the directors at a meeting at which a quorum exists, or the Chief Executive Officer, and shall be called by the Chief Executive Officer or Secretary (or other officers acting in such roles if there is no Chief Executive Officer or Secretary then appointed) at the request in writing of stockholders of record owning not less than ten percent (10%) of the issued and outstanding Common Stock of the Corporation and entitled to vote, and shall not otherwise be called except as provided in Section 4(b). A request to be proper shall be signed by each stockholder of record, or a duly authorized agent of such stockholder, requesting the special meeting and must set forth a brief description of each matter of business (other than director nominations by such stockholder, which are governed by Section 4(c)) desired to be brought before the special meeting and the reasons for conducting such business at the special meeting and the information required pursuant to Sections 2(c), in the case of business other than the election of directors, or 2(e), in the case of the election of directors. The Board of Directors may adopt a resolution fixing a record date for the purpose of determining the stockholders entitled to demand a call for a special meeting. A special meeting requested by such stockholders shall be held at such date, time and place as the Board of Directors shall determine; provided, however, that the date of any such special meeting shall be not more than sixty (60) days after the request to call the special meeting is received by the Corporation. Notwithstanding the foregoing, a special meeting requested by the stockholders of record shall not be held if the Board of Directors has called or calls for an annual meeting of stockholders to be held within sixty (60) days after the Corporation receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters brought properly before the annual meeting) business specified in the request. A stockholder of record may revoke a request for a special meeting at any time by written revocation delivered to the Corporation, and if, following such revocation, there are unrevoked requests from stockholders of record holding in the aggregate less than the requisite number of shares entitling the stockholders of record to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. Business transacted at a special meeting requested by stockholders of record shall be limited to the matters described in the special meeting request; provided, however that nothing herein shall prohibit the Board of Directors from submitting matters to such stockholders at any special meeting requested by such stockholders.

(b) In the event the Corporation shall have failed to hold its annual meeting of stockholders for a period of fifteen (15) months from the last preceding annual meeting at which directors were elected or if such annual meeting shall have been held but directors shall not have been elected at such annual meeting, a special meeting of the stockholders shall be called by the Chief Executive Officer or Secretary (or other officers acting in such roles if there is no Chief Executive Officer or Secretary then appointed) at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders of record owning ten percent (10%) of the issued and outstanding Common Stock of the Corporation and entitled to vote. Such request from stockholders shall be directed to the Chairman of the Board, the Chief Executive Officer or the Secretary (or other officers acting in such roles if there is no Chief Executive Officer or Secretary then appointed).

(c) In the event a special meeting is called for the purpose of electing one (1) or more directors to the Board of Directors, any stockholder of record entitled to vote in the election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice for such meeting, if such stockholder’s notice required by Section 2(e) shall be delivered to the Secretary (or another officer if there is no Secretary then appointed) at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to the special meeting and not later than the close of business on the later of: (i) the thirtieth (30th) day prior to the special meeting, or (ii) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement (as defined in Section 2(b) of this Article II) of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder of record’s notice as described above.

(d) Only such business will be considered at a special meeting of stockholders as will have been stated in the notice for such meeting.

Section 5. Record Date for Meetings of Stockholders. The Board of Directors may fix, in advance, a record date not more than sixty (60) or less than ten (10) days before the date of any meeting of the stockholders as the date as of which stockholders entitled to notice of and to vote at such meeting shall be determined. Only stockholders of record on that date shall be entitled to notice or to vote at such meeting. If a record date is not fixed, the record date is at the close of business on the day before the day on which the first notice is given or, if notice is waived, at the close of business on the day before the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting. The Board of Directors shall fix a new record date if the meeting is adjourned to a date more than sixty (60) days later than the date set for the original meeting.

Section 6. Notices of Meetings. Notices of meetings of the stockholders shall be in writing and signed by the Chief Executive Officer or Secretary (or other officers acting in such roles if there is no Chief Executive Officer or Secretary then appointed), or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time when, and the place where, it is to be held, and the means of electronic communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote. A copy of such notice shall be delivered personally, mailed postage prepaid, or given by a form of electronic transmission permitted for such purpose by applicable law and the rules and regulations of the Commission and each national securities exchange upon which the Corporation’s voting stock is then listed, to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to the stockholder at his or her address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. If no such address appears on the books of the Corporation and a stockholder has given no address for the purpose of notice, then notice shall be deemed to have been given to such stockholder (i) if it is published at least once in a newspaper of general circulation in the county in which the principal executive office of the Corporation is located or (ii) if it is stated in a Current Report on Form 8-K filed by the Corporation with the SEC and published in a “public announcement” as set forth in Section 2(b). An affidavit of the mailing, filing or publication of any such notice shall be prima facie evidence of the giving of such notice.

Personal delivery of any such notice to any officer of a corporation or association, to any member of a limited liability company managed by its members, to any manager of a limited liability company managed by its managers, to any general partner of a partnership or to any trustee of a trust shall constitute delivery of such notice to such corporation, association limited liability company, partnership or trust. If any notice addressed to the stockholder at the address of such stockholder appearing on the books of the Corporation is returned to the Corporation by the United States Postal Service marked to indicate that it is unable to deliver the notice to the stockholder at such address, all future notices shall be deemed to have been duly given to such stockholder, without further mailing, if the same shall be available for the stockholder upon written demand of the stockholder at the principal executive office of the Corporation for a period of one (1) year from the date of the giving of the notice to all other stockholders.

Section 7. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by the Nevada Revised Statutes or by the Articles of Incorporation. Regardless of whether or not a quorum is present or represented at any annual or special meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present in person or represented by proxy, provided that when any stockholders’ meeting is adjourned for more than forty-five (45) days, or if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 8. Vote Required. When a quorum is present or represented at any meeting, the holders of a majority of the stock present in person or represented by proxy and voting shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the Nevada Revised Statutes, the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 9. Election of Directors. The Corporation’s Articles of Incorporation set forth voting standards applicable in the election of directors at each meeting of stockholders to elect directors.

Section 10. Conduct of Meetings. Subject to the requirements of the Nevada Revised Statutes, and the express provisions of the Articles of Incorporation and these Bylaws, all annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine and, as to matters not governed by such rules and procedures, as the chairman of such meeting shall determine. The chairman of any annual or special meeting of stockholders shall be designated by the Board of Directors and, in the absence of any such designation, shall be the Chief Executive Officer of the Corporation.

Section 11. Proxies. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that such instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until (i) an instrument revoking it or duly executed proxy bearing a later date is filed with the Secretary of the Corporation or, (ii) the person executing the proxy attends such meeting and votes the shares subject to the proxy, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the Corporation before the vote pursuant thereto is counted.

Section 12. Action by Written Consent. Any action, except election of directors, which may be taken by a vote of the stockholders at a meeting, may be taken without a meeting and without notice if authorized by the written consent of stockholders holding at least a majority of the voting power then entitled to vote on the matter. The Board of Directors may adopt a resolution prescribing a date upon which the stockholders of record entitled to give written consent shall be determined. The date prescribed by the Board of Directors shall not precede or be more than ten (10) days after the date the resolution is adopted by the Board of Directors. If the Board of Directors does not adopt a resolution prescribing a date upon which the stockholders of record entitled to give written consent shall be determined and:

(a) No prior action by the Board of Directors is required by the Nevada Revised Statutes, the date is the first date on which a valid, written consent is delivered in accordance with the statutes of Nevada.

(b) Prior action by the Board of Directors is required by the Nevada Revised Statutes, the date is at the close of business on the day the Board of Directors adopts the resolution authorizing such action.

Section 13. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, then, unless other persons are appointed by the Board of Directors prior to the meeting, the chairman of any such meeting may, and on the request of any stockholder or a stockholder proxy shall, appoint inspectors of election (or persons to replace those who fail to appear or refuse to act) at the meeting. The number of inspectors shall not exceed three (3).

The duties of such inspectors shall include: (a) determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; (b) receiving votes, ballots or consents; (c) hearing and determining all challenges and questions in any way arising in connection with the right to vote; (d) counting and tabulating all votes or consents and determining the result; and (e) taking such other action as may be proper to conduct the election or vote with fairness to all stockholders. In the determination of the validity and effect of proxies, the dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three (3) inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

ARTICLE III

DIRECTORS

Section 1. Number of Directors. The exact number of directors that shall constitute the authorized number of members of the Board, all of whom shall be at least eighteen (18) years of age, shall be set by the Board from time to time by resolution of the directors of the Corporation, provided the authorized number of directors may be increased to not more than ten (10) or decreased to not less than three (3). Except as provided in Section 2 of this Article III, each director elected shall hold office until his or her successor is elected and qualified. Directors need not be stockholders.

Section 2. Vacancies. Vacancies, including those caused by (i) the death, removal, or resignation of directors, (ii) the failure of stockholders to elect directors at any annual meeting, and (iii) an increase in the number of directors, may be filled by a majority of the remaining directors though less than a quorum. When one or more directors shall give notice of resignation to the Board, effective at a future date, the acceptance of such resignation shall not be necessary to make it effective. The Board shall have the power to cause such vacancy or vacancies to be filled when such resignation or resignations shall become effective, and each director so appointed shall hold office during the remainder of the term of office of the resigning director and until his or her successor is elected and qualified or until his or her earlier death, removal or resignation.

Section 3. Authority. The business of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.

Section 4. Meetings. The Board of Directors may hold meetings, both regular and special, at such place, either within or without the State of Nevada, which has been designated by resolution of the Board of Directors.

Section 5. First Meeting. The first meeting of the newly elected Board of Directors shall be held immediately following the annual meeting of the stockholders and no notice of such meeting to the newly elected directors shall be necessary in order legally to constitute a meeting, provided a quorum shall be present.

Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer or President of the Company, and shall be called by the Chief Executive Officer, President or Secretary (or other officers acting in such roles if there is no Chief Executive Officer, President or Secretary then appointed) at the written request of any one of the current directors. Notice of the time and place of special meetings shall be given within thirty (30) days to each director (a) personally or by telephone, telegraph, facsimile or electronic means, in each case at least twenty four (24) hours prior to the holding of the meeting, or (b) by mail, charges prepaid, addressed to such director at his or her address as it is shown upon the records of the Corporation (or, if it is not so shown on such records and is not readily ascertainable, at the place at which the meetings of the directors are regularly held) at least three (3) days prior to the holding of the meeting. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient. Any notice, waiver of notice or consent to holding a meeting shall state the time, date and place of the meeting but need not specify the purpose of the meeting.

Section 8. Quorum. Presence in person of a majority of the Board of Directors, at a meeting duly assembled, shall be necessary to constitute a quorum for the transaction of business and the act of a majority of the directors present and voting at any meeting, at which a quorum is then present, shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Nevada Revised Statutes or by the Articles of Incorporation. A meeting at which a quorum is initially present shall not continue to transact business in the absence of a quorum.

Section 9. Action by Written Consent. Unless otherwise restricted by the Articles of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all members of the Board. Such written consent shall be filed with the minutes of proceedings of the Board of Directors.

Section 10. Telephonic Meetings. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board or of any committee designated by the Board of Directors may participate in a meeting of the Board or committee by means of a telephone conference or similar methods of communications by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to the preceding sentence constitutes presence in person at such meeting.

Section 11. Adjournment. A majority of the directors present at any meeting, whether or not a quorum is present, may adjourn any directors’ meeting to another time, date and place. If any meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time, date and place shall be given, prior to the time of the adjourned meeting, to the directors who were not present at the time of adjournment. If any meeting is adjourned for less than twenty-four (24) hours, notice of any adjournment shall be given to absent directors, prior to the time of the adjourned meeting, unless the time, date and place is fixed at the meeting adjourned.

Section 12. Committees. The Board of Directors may, by resolution designate one or more committees of the Board of Directors. Such committee or committees shall have such name or names, shall have such duties and shall exercise such powers as may be determined from time to time by the Board of Directors.

Section 13. Committee Minutes. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 14. Compensation of Directors. The directors shall receive such compensation for their services as directors, and such additional compensation for their services as members of any committees of the Board of Directors, as may be authorized by the Board of Directors.

ARTICLE IV

OFFICERS

Section 1. Principal Officers. The officers of the Corporation willshall be elected by the Board of Directors and will include a Chief Executive Officer, a President, a Secretary and a Treasurer. A resident agent for the Corporation in the State of Nevada shall be designated by the Board of Directors. Any person may hold two (2) or more offices.

Section 2. Other Officers. The Board of Directors may also elect one (1) or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers and agents, as it shall deem necessary.

Section 3. Qualification and Removal. The officers of the Corporation mentioned in Section 1 of this Article IV shall hold office until their successors are elected and qualify. Any such officer and any other officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.

Section 4. Resignation. Any officer may resign at any time by giving written notice to the Corporation, without prejudice, however, to the rights, if any, of the Corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Powers and Duties; Execution of Contracts. Officers of the Corporation shall have such powers and duties as may be determined by the Board of Directors. Unless otherwise specified by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation. Contracts and other instruments in the normal course of business may be executed on behalf of the Corporation by the Chief Executive Officer, the President or any Vice President of the Corporation, or any other person authorized by resolution of the Board of Directors.

ARTICLE V

STOCK AND STOCKHOLDERS

Section 1. Issuance. Every stockholder shall be issued a certificate representing the number of shares owned by such stockholder in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the certificate shall contain a statement setting forth the office or agency of the Corporation from which stockholders may obtain a copy of a statement or summary of the designations, preferences and relative or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights. The Corporation shall furnish to its stockholders, upon request and without charge, a copy of such statement or summary.

Section 2. Facsimile Signatures. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers of the Corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, before such certificates shall have been delivered by the Corporation, such certificates may nevertheless be issued as though the person or persons who signed such certificates, had not ceased to be an officer of the Corporation.

Section 3. Lost Certificates. The Board of Directors may direct a new stock certificate to be issued in place of any certificate alleged to have been lost or destroyed, and may require the making of an affidavit of that fact by the person claiming the stock certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent, require the owner of the lost or destroyed certificate to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed for transfer, it shall be the duty of the Corporation to issue a new certificate, cancel the old certificate and record the transaction upon its books.

Section 5. Uncertificated Shares. Notwithstanding Sections 1-4 of this Article V, the Board of Directors, pursuant to applicable law and the rules and regulations of the Commission and each national securities exchange upon which the Corporation’s stock is then listed (collectively, the “Applicable Regulations”), may authorize the issuance of uncertificated shares of some or all of the shares of any or all of the Corporation’s classes or series of stock. Any such issuance shall have such effect upon existing certificates for shares, and upon the Corporation’s obligations with respect thereto, as may be prescribed by the Applicable Regulations, notwithstanding anything to the contrary in Sections 1-4 of this Article V.

Section 6. Registered Stock. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Nevada Revised Statutes.

Section 7. Dividends. In the event a dividend is declared, the stock transfer books will not be closed, but a record date will be fixed by the Board of Directors and only stockholders of record on that date shall be entitled to the dividend.

ARTICLE VI

INDEMNIFICATION

Section 1. Indemnity of Directors, Officers and Agents. The Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation or is serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer. The indemnification of directors and officers by the Corporation shall be to the fullest extent authorized or permitted by applicable law, as such law exists or may hereafter be amended (but only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to the amendment). The indemnification of directors and officers shall be against all loss, liability and expense (including attorney’s fees, costs, damages, judgments, fines, amounts paid in settlement and ERISA excise taxes or penalties) actually and reasonably incurred by or on behalf of a director or officer in connection with such action, suit or proceeding, including any appeals; provided, however, that with respect to any action, suit or proceeding initiated by a director or officer, the Corporation shall indemnify such director or officer only if the action, suit or proceeding was authorized by the Board of Directors of the Corporation, except with respect to a suit for the enforcement of rights to indemnification or advancement of expenses in accordance with Section 3 of this Article VI.

Section 2. Expenses. The expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative shall be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding; provided, however, that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the Corporation of an undertaking by or on behalf of the director or officer to repay all amounts as advanced in the event that it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under this Article VI.

Section 3. Enforcement. Any director or officer may enforce his or her rights to indemnification or advance payments for expenses in a suit brought against the Corporation if his or her request for indemnification or advance payments for expenses is wholly or partially refused by the Corporation or if there is no determination with respect to such request within sixty (60) days from receipt by the Corporation of a written notice from the director or officer for such a determination. If a director or officer is successful in establishing in a suit his or her entitlement to receive or recover an advancement of expenses or a right to indemnification, in whole or in part, he or she shall also be indemnified by the Corporation for costs and expenses incurred in such suit. It shall be a defense to any such suit (other than a suit brought to enforce a claim for the advancement of expenses under Section 2 of this Article VI where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the Nevada Revised Statutes. Neither the failure of the Corporation to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct nor a determination by the Corporation that the director or officer has not met such applicable standard of conduct shall be a defense to the suit or create a presumption that the director or officer has not met the applicable standard of conduct. In a suit brought by a director or officer to enforce a right under this Section 3 or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that a director or officer is not entitled to be indemnified or is not entitled to an advancement of expenses under this Section 3 or otherwise, shall be on the Corporation.

Section 4. Non–exclusivity. The right to indemnification and to the payment of expenses as they are incurred and in advance of the final disposition of the action, suit or proceeding shall not be exclusive of any other right to which a person may be entitled under the Articles of Incorporation, these Bylaws or any agreement, statute, vote of stockholders or disinterested directors or otherwise. The right to indemnification under Section 1 of this Article VI shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

Section 5. Settlement. The Corporation shall not be obligated to reimburse the amount of any settlement unless it has agreed to such settlement. If any person shall unreasonably fail to enter into a settlement of any action, suit or proceeding within the scope of Section 1 of this Article VI, offered or assented to by the opposing party or parties and which is acceptable to the Corporation, then, notwithstanding any other provision of this Article VI, the indemnification obligation of the Corporation in connection with such action, suit or proceeding shall be limited to the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time the settlement could reasonably have been effected.

Section 6. Purchase of Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

Section 7. Conditions. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or to any director, officer, employee or agent of any of its subsidiaries to the fullest extent of the provisions of this Article VI, subject to the imposition of any conditions or limitations as the Board of Directors may deem necessary or appropriate.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Exercise of Rights. All rights incident to any and all shares of another corporation or corporations standing in the name of the Corporation may be exercised by such officer, agent or proxyholder as the Board of Directors may designate. In the absence of such designation, such rights may be exercised by the Chairman of the Board or any officer of the Corporation, or by any other person authorized to do so by the Chairman of the Board or any officer of the Corporation. Except as provided below, shares of the Corporation owned by any subsidiary of the Corporation shall not be entitled to vote on any matter. Shares of the Corporation held by the Corporation in a fiduciary capacity and shares of the Corporation held in a fiduciary capacity by any subsidiary of the Corporation, shall not be entitled to vote on any matter, except to the extent that the settler or beneficial owner possesses and exercises a right to vote or to give the Corporation or such subsidiary binding instructions as to how to vote such shares.

Solely for purposes of Section 1 of this Article VII, a “subsidiary” of the Corporation shall mean a corporation, shares of which possessing more than fifty percent (50%) of the power to vote for the election of directors at the time determination of such voting power is made, are owned directly, or indirectly through one or more subsidiaries, by the Corporation.

Section 2. Interpretation. Unless the context of a Section of these Bylaws otherwise requires, the terms used in these Bylaws shall have the meanings provided in, and these Bylaws shall be construed in accordance with, the Nevada statutes relating to private corporations, as found in Chapter 78 of the Nevada Revised Statutes or any subsequent statute.

Section 3. Provisions contrary to Provisions of Law. Any article, section, subsections, subdivision, sentence, clause, or phrase of these Bylaws which, upon being construed in the manner provided in Section 2 of this Article VII, is contrary or inconsistent with any applicable provisions of law, will not apply so long as such provisions of law remain in effect, but such result will not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, section, subsection, subdivision, sentence, clause, or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses, or phrase is or are illegal.

ARTICLE VIII

AMENDMENTS

Section 1. Stockholder Amendments. Bylaws may be adopted, amended or repealed by the affirmative vote of not less than a majority of the outstanding shares of the Corporation entitled to vote.

Section 2. Amendments by Board of Directors. Subject to the right of stockholders as provided in Section 1 of this Article VIII, Bylaws may be adopted, amended or repealed by the Board of Directors.